EXHIBIT 99.1

BK Technologies Announces Third Quarter 2023 Results

- Third Quarter Revenue Increases 68% -

- Company Achieves Profitability With Third Quarter EPS of $0.03 -

WEST MELBOURNE, FL November 9, 2023 / BK Technologies Corporation (NYSE American: BKTI) (the “Company,” “BK Technologies”) today announced financial and operating results for the third quarter and nine months ended September 30, 2023. The Company will host a conference call today, November 9, 2023 at 9:00 a.m. Eastern Time.

Third Quarter 2023 Financial and Operational Update

•	68% increase in third quarter revenue to $20.1 million driven by increased shipments, strong demand for the BKR 5000 and introduction of the BKR 9000 radios

•	Gross margin improved to 32%, as compared to the 19% in third quarter 2022 and representing the fourth consecutive quarter of sequential quarter over quarter margin improvement

•	Company achieved earnings per share of $0.03

•	Order backlog was $21.8 million at September 30, 2023

•	Shipped 9,000 radios during the quarter

•	Subsequent to close of the quarter, the Company announced plans to shift to an asset-light model and signed a transformational agreement to outsource its manufacturing to East West Manufacturing

John Suzuki, CEO of BK Technologies commented, “Our third quarter results reflect continued growth in demand and market recognition for our products, as evidenced by a 68% increase in revenue, improved margin performance and a return to profitability.   We continue to see strong demand for our BKR 5000 as our customers conduct lifecycle upgrades to their portable communications technology and order activity for our recently introduced BKR 9000 multiband radio continues to grow.  During the quarter we received two purchase orders totaling $3.4 million for the BKR 5000 from the National Interagency Incident Communications Division and we received a $2.1 million order from the Bureau of Land Management which included BKR 5000 radios for upgrade purposes as well as a quantity of BKR 9000 radios for testing and evaluation.  As we’ve previously stated, we believe the BKR 9000 has tremendous market potential for public safety agencies in secondary demographic market areas, because it provides a reliable multiband capability at a cost effective price point.

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“Recently we announced our plans to expand our existing manufacturing relationship with East West, a proven, longtime partner who has provided reliable and efficient support to our in-house manufacturing operations for many years.  After careful evaluation, we believe that outsourcing the manufacturing of our products will simplify our supply chain management, which has been a challenging part of our operations in recent years and will enable us to continue reducing our product costs.  Additionally, by shifting to an asset-light model we can more intently focus on our core competencies -- the development and marketing of land mobile radio communications technology.  Our transition to East West will be undertaken in stages and we don’t anticipate any meaningful interruptions in production or shipping.”

“We’re energized by our performance to date in 2023 and by the continued strength in our backlog which is driving revenue growth and improved margin performance.  Our radios enjoy a solid reputation in the marketplace for their capabilities and dependability in complex environments and we’re encouraged by the opportunities we’re seeing to increase our market share and grow our customer base.”

Third Quarter 2023 Financial Review

Revenue increased 68% to $20.1 million, compared with $11.9 million for the third quarter of last year driven by increased radio shipments and demand for the BKR 5000 radio.  Gross profit margin was 32% compared to 19% for the same quarter of last year, reflecting higher production volumes and improved product costs related to raw materials and freight.

Selling, General & Administrative expenses totaled $5.8 million, compared with $4.6 million for the third quarter of last year.

Operating income totaled $594,000 compared with operating loss of ($2.4 million) for the third quarter of last year.

BK Technologies recorded net income of $90,000 or $0.03 per basic and diluted share, compared with a net loss of ($2.4 million) or ($0.71) per basic and diluted share, for the third quarter of last year.

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First Nine Months 2023 Financial Review

Revenue increased 89% to $57.8 million, compared with $30.6 million for the first nine months of last year. Gross profit margin was 29% compared to 18% for the first nine months of last year, reflecting higher production volumes and improved costs related to raw materials and freight during the first nine months of 2023.

Selling, General & Administrative expenses totaled $17.7 million, compared with $15.0 million for the first nine months of 2022.

Operating loss totaled ($1.2 million) compared with operating loss of ($9.5 million) for the first nine months of last year.

BK Technologies recorded a net loss of ($2.5 million) or ($0.74) per basic and diluted share, compared with a net loss of ($10.7 million) or ($3.16) per basic and diluted share for the first nine months of last year. In the first nine months of 2023, the Company recognized an unrealized loss of ($831,000) on its investment in FG Financial Holdings, LLC, compared to a loss on investments of ($1.0) million in the first nine months of last year.

Working capital totaled approximately $13.8 million, primarily comprised of cash, cash equivalents, and trade receivables. This compares with the working capital at year-end of 2022 of approximately $13.2 million, of which $12.5 million was comprised of cash, cash equivalents, and trade receivables.

Conference Call and Webcast

BK Technologies will host a conference call and webcast for investors today, November 9, 2023, at 9:00 a.m. Eastern Time.

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Shareholders and interested parties may participate in the conference call by dialing (888) 506-0062 (for domestic participants) or (973) 528-0011 (for international participants). All callers must use the access code: 355439. The call and the accompanying slide deck will also be webcast at:

https://www.webcaster4.com/Webcast/Page/2208/49255

The conference call and slide deck may also be accessed via the Events page of the Company’s website at www.bktechnologies.com. Please allow extra time prior to the call to visit the site.

An online archive of the webcast will be available on the Company’s website for thirty (30) days following the call at www.bktechnologies.com. A replay of the conference call will be available one hour after completion of the call until November 16, 2023, by dialing (877) 481-4010 (domestic) or (919) 882-2331(international). All callers must use passcode 49255 to access the replay.

About BK Technologies

BK Technologies Corporation, through its operating subsidiaries, manufactures high-specification, communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies’ SaaS business focuses on new, innovative public safety smartphone services that will make the first responders safer or more productive.   BK Technologies is honored to serve these heroes when every moment counts. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”. Maintaining its headquarters and primary manufacturing facility in West Melbourne, Florida, BK Technologies can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

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Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance, and financial condition, including, but not limited to the Company’s long-term strategic plan, and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our land mobile radio product line and SaaS business segment; disruption in the global supply chain creating delays, unavailability and adverse conditions; successful introduction of new products and technologies, including our ability to successfully develop and sell our new multiband product and other related products in the BKR Series product line and the Company’s SaaS solutions; competition in the land mobile radio industry; general economic and business conditions, including higher inflation and its impacts, federal, state and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, the effects of natural disasters, changes in climate, severe weather events, geopolitical events, acts of war or terrorism, global health epidemics or pandemics (such as the COVID-19 pandemic) and catastrophic events, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and to consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; impact of natural disasters, changes in climate, severe weather events, geopolitical events, acts of war or terrorism, global health epidemics or pandemics (such as the COVID-19 pandemic) and catastrophic events on the companies in which the Company holds investments; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; impact of rising health care costs; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results and stock price; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; risks related to being a holding company; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statement.

Company Contact:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

bktechnologies@imsinvestorrelations.com

(203) 972-9200

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(Financial Tables to Follow)

BK TECHNOLOGIES CORPORATION

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Sales, net	$20,069	$11,917	$57,786	$30,612

Expenses:
Cost of products	13,663	9,676	41,282	25,175
Selling, general and administrative expenses	5,812	4,632	17,681	14,952
Total operating expenses	19,475	14,308	58,963	40,127

Operating income (loss)	594	(2,391)	(1,177)	(9,515)

Other (expense) income:
Net Interest expense	(131)	(30)	(429)	(70)
Gain (Loss) on investments	(342)	76	(831)	(1,021)
Other expense	(31)	(57)	(83)	(66)

Income (loss) before income taxes	90	(2,402)	(2,520)	(10,672)

Provision for income tax	-	-	-	-

Net income (loss)	$90	$(2,402)	$(2,520)	$(10,672)

Net income (loss) per share – basic	$0.03	$(0.71)	$(0.74)	$(3.16)
Net income (loss) per share – diluted	$0.03	$(0.71)	$(0.74)	$(3.16)

Weighted average common shares outstanding, basic	3,411,813	3,390,097	3,404,395	3,377,911
Weighted average common shares outstanding, diluted	3,445,022	3,390,097	3,404,395	3,377,911

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BK TECHNOLOGIES CORPORATION

Condensed Consolidated Balance Sheets

(In thousands, except share data) (unaudited)

	September 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$4,066	$1,918
Trade accounts receivable, net	9,110	10,616
Inventories, net	21,573	22,105
Prepaid expenses and other current assets	1,963	1,578
Total current assets	36,712	36,217

Property, plant and equipment, net	5,501	4,884
Right-of-use (ROU) asset	1,669	1,991
Investments	650	1,481
Deferred tax assets, net	4,116	4,116
Other assets	420	143

Total assets	$49,068	$48,832

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,763	$12,898
Accrued compensation and related taxes	1,555	1,143
Accrued warranty expense	736	591
Accrued other expenses and other current liabilities	642	700
Short term lease liability	514	485
Credit facility	6,459	5,854
Note payable, net of current portion	94	277
Deferred revenue	1,110	1,022
Total current liabilities	22,873	22,970

Note payable	-	329
Long term lease liability	1,396	1,785
Deferred revenue	6,185	3,613
Total liabilities	30,454	28,697

Commitments and contingencies

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares; none issued or outstanding	-	-
Common stock; $0.60 par value; 10,000,000 authorized shares; 3,722,970 and 3,686,939 issued, and 3,432,890 and 3,396,859 outstanding shares at September 30, 2023 and December 31, 2022, respectively	2,234	2,212
Additional paid-in capital	46,281	45,304
Accumulated deficit	(24,499)	(21,979)
Treasury Stock, at cost, 290,080 shares at September 30, 2023 and December 31, 2022	(5,402)	(5,402)
Total stockholders' equity	18,614	20,135
Total liabilities and stockholders' equity	$49,068	$48,832

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